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                                   EXHIBIT 1.1
                                   -----------
                                                                  Execution Copy





                           ACACIA RESEARCH CORPORATION

                                3,000,000 Shares

                                  Common Stock

                          ($0.001 Par Value Per Share)

             Designated as Acacia Research-CombiMatrix Common Stock

                           PLACEMENT AGENCY AGREEMENT

                                 April 13, 2004

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                           PLACEMENT AGENCY AGREEMENT

                                                                  April 13, 2004

Thomas Weisel Partners LLC
One Montgomery Partners, Suite 3700
San Francisco, California 94104

Brean Murray & Co., Inc.
570 Lexington Ave.
New York, New York 10022

Ladies and Gentlemen:

         Acacia Research Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to certain investors (collectively, the "Investors") up to an aggregate of three million (3,000,000) shares (the "Shares") of Common Stock, $0.001 par value per share, designated as Acacia Research-CombiMatrix Common Stock (the "Common Stock"), of the Company. The Company desires to engage Thomas Weisel Partners LLC ("TWP") as its exclusive lead placement agent and Brean Murray & Co., Inc. ("BMC") as its exclusive co-placement agent (TWC and BMC, each a "Placement Agent" and, together, the "Placement Agents") in connection with such issuance and sale. The Shares are described in the Prospectus that is referred to below.

         The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement under the Act on Form S-3 (File No. 333-112885) originally filed on February 17, 2004 (as amended, the "registration statement"). The registration statement has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Placement Agents.

         The term "Registration Statement" as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term "Basic Prospectus" as used in this Agreement means the basic prospectus dated as of March 17, 2004 that is part of the registration statement for use in connection with the offer and/or sale of the Shares pursuant to this Agreement. The term "Prospectus Supplement" as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for

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filing to, the Commission pursuant to Rule 424 under the Act. The term
"Prospectus" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the "Incorporated Documents") and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading.

         The Company hereby confirms its agreement with each Placement Agent as follows:

         1. AGREEMENT TO ACT AS PLACEMENT AGENTS. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement the Company engages the Placement Agents to act as its exclusive placement agents, on a best efforts basis, in connection with the offer and sale by the Company of Shares to the Investors (the "Offering"). As compensation to the Placement Agents for services rendered, at the time of purchase (as defined below) the Company shall pay to TWP, by Federal Funds wire transfer to an account or accounts designated by TWP, an amount equal to (i) 8% of the first $5,000,000 in gross proceeds received by the Company in the Offering, (ii) 7% of the next $5,000,000 in gross proceeds received by the Company in the Offering, and (iii) 6% of all additional gross proceeds received by the Company in the Offering; provided, however, no compensation shall be payable to the Placement Agents for sales of Shares to strategic investors purchasing stock in connection with entering into license, joint venture, partnership or other related agreements with the Company ("Strategic Sales"). The Shares are being sold at a price of $5.00 per share. TWP may retain other brokers or dealers to act as subagents on its behalf in connection with the offering and sale of the Shares. Up to 15% of the aggregate compensation payable to TWP hereunder may be allocated by TWP to BMC.

         This Agreement shall not give rise to any commitment by the Placement Agents or any of their affiliates to underwrite or purchase any of the Shares or otherwise provide any financing, and the Placement Agents shall have no authority to bind the Company in respect of the sale of any Shares. The sale of the Shares shall be made pursuant to purchase agreements in the form included as Exhibit A hereto (the "Purchase Agreements").

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         2. PAYMENT AND DELIVERY. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Allen Matkins Leck Gamble & Mallory LLP, 1901 Avenue of the Stars, Suite 1800, Los Angeles, California 90067 (or at such other place as shall be agreed upon by the Placement Agents and the Company), at 11:00 A.M., New York City time, on April 14, 2004 (unless another time shall be agreed to by the Placement Agents and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Shares shall be made to the Company by Federal Funds wire transfer, against delivery of certificates for the Shares, through the facilities of The Depository Trust Company ("DTC"), to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least one business day before the time of purchase (as defined below). Payment of the purchase price for the Shares shall be made at the time of purchase by the purchasers thereof directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as the Placement Agents shall specify.

         Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Allen Matkins Leck Gamble & Mallory LLP, 1901 Avenue of the Stars, Suite 1800, Los Angeles, California 90067, at 11:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each Placement Agent that, except as may otherwise be set forth in the Registration Statement and the Prospectus:

                  (a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; the Company is eligible to use Form S-3; such registration statement at the date of this Agreement meets, and the offering of the Shares complies with, the requirements of Rule 415 under the Act. The Registration Statement conformed when it became effective, conforms and will conform, at the time of purchase, and the Basic Prospectus, the Prospectus Supplement and the Prospectus conformed as of its date, conform and will conform at the time of purchase in all material respects with the requirements of the Act (including said Rule 415); any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; and the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, the Prospectus Supplement and the Prospectus did not as of its date, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by or on behalf of such Placement Agent to the Company


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expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Basic Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Prospectus Supplement and the Prospectus;

                  (b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in material compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

                  (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

                  (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

                  (e) the Company has no "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X of the Act) other than as listed in Schedule A annexed hereto (collectively, the "Subsidiaries"); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries other than as listed in Schedule A annexed hereto; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificate of incorporation and the bylaws of the Company and all amendments thereto have been delivered or made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full


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corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims other than as listed in Schedule A annexed hereto; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding other than as listed in Schedule A annexed hereto;

                  (f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the Prospectus Supplement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

                  (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form;

                  (h) this Agreement has been duly authorized, executed and delivered by the Company;

                  (i) the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its certificate of incorporation or bylaws, or any agreement filed as an exhibit or incorporated by reference in the Company's most recent report on Form 10-K, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the certificate of incorporation or bylaws of the Company, or any agreement filed as an exhibit or incorporated by reference in the Company's most recent report on Form 10-K, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company;

                  (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the Nasdaq National Market, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration under the Act of the offer and sale of the Shares, which has been effected, and any necessary


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qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered under the terms of this Agreement or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"); the Company is eligible to use Form S-3 pursuant to the standards for Form S-3 prior to October 21, 1992;

                  (k) (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and (iii) except as provided herein and in the letter agreement dated March 25, 2004 between the Company and TWP (the "Engagement Letter"), no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), either as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

                  (l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

                  (m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                  (n) there are no actions, suits, claims or investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries , before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not reasonably be expected to result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

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                  (o) PricewaterhouseCoopers LLP, whose report on the
consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

                  (p) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply in all material respects with the requirements of Regulation S-X of the Act, the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, subject to normal adjustments and reclassifications, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

                  (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
(i) any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries (subject to the issuance of shares of Common Stock upon issuance of stock options and warrants disclosed as outstanding in the Registration Statement and Prospectus and grant of options under existing stock option plans described in the Registration Statement and Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

                  (r) neither the Company nor any of the Subsidiaries is nor, after giving effect to the offering and sale of the Shares, will any of them be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") or a "passive foreign investment company" or a "controlled foreign corporation" as such terms are defined in the Internal Revenue Code;

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                  (s) the Company and each of the Subsidiaries has good and
valid title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid and subsisting leases;

                  (t) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual Property"). There are no third parties who have asserted any written claims to existing rights to any Intellectual Property except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company. To the Company's knowledge, there is no infringement by third parties of any Intellectual Property. To the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property. To the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property. To the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others;

                  (u) to the Company's knowledge, neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) to the Company's knowledge, no unfair labor practice complaint pending or threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) to the Company's knowledge, no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company's knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

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                  (v) to the Company's knowledge, the Company and the
Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) to the Company's knowledge, is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company's knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or
(v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

                  (w) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

                  (x) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;

                  (y) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

                  (z) except for the normal expiration of contracts or agreements in accordance with the terms of any such contract or agreement, including upon the completion of all obligations thereunder by a party thereto, the Company has not sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement, except for such terminations or non-renewals which individually or in the aggregate would not have a Material Adverse Effect;

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                  (aa) the Company and each of the Subsidiaries maintains a
system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (bb) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective at a reasonable level to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which would reasonably be expected to adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct in all material respects; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;

                  (cc) the Company has provided the Placement Agents true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

                  (dd) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the consent to the use of such data from such sources to the extent required;

                  (ee) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

                  (ff) neither the Company nor any of the Subsidiaries, nor to the Company's knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (gg) to the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus; and

                  (hh) the Company has not offered, or caused any Placement Agent to offer, Shares to any person with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Subsidiaries to alter the customer's or supplier's level or type of business with the Company or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respective products or services.

         4. CERTAIN COVENANTS OF THE COMPANY. The Company hereby agrees:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Placement Agents may designate and to maintain such qualifications in effect so long as the Placement Agents may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Placement Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Placement Agents and to furnish to the Placement Agents as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Placement Agents may reasonably request for the purposes contemplated by the Act;

                  (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as reasonably possible and the Company will advise the Placement Agents promptly and, if requested by the Placement Agents, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

                  (d) to advise the Placement Agents promptly of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as reasonably possible; to advise the Placement Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus to provide the Placement Agents and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which any Placement Agent shall object in writing;

                  (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares;

                  (f) to advise the Placement Agents promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to
Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Placement Agents promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

                  (g) to make generally available to its security holders, and to deliver to the Placement Agents, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

                  (h) to comply with all the undertakings contained in the Registration Statement;

                  (i) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (j) to reimburse TWP for expenses as set forth in the Engagement Letter and to pay all costs, expenses, fees (including, without limitation, legal fees and expenses) and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prospectus Supplement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agents (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agents and to dealers, (iv) qualification of the Shares for quotation on Nasdaq and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by the NASD, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to any presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Placement Agents' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the Company's other obligations hereunder; provided that the Company shall not be obligated to reimburse TWP for legal expenses and fees in excess of $60,000 and for all other expenses in excess of $50,000;

                  (k) to use its best efforts to cause the qualification of the Shares for quotation on the Nasdaq National Market;

                  (l) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 30 days after the date hereof (the "Lock-Up Period"), without the prior written consent of the Placement Agents, except for (i) the registration of the Shares and the sales of the Shares pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of stock options to employees and other service providers pursuant to stock option plans described in the Registration Statement and the Prospectus;

                  (m) to maintain a transfer agent for its Common Stock; and

                  (n) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise each Placement Agent promptly and, if requested by such Placement Agent, will confirm such advice in writing, when such post-effective amendment has become effective.

         5. REIMBURSEMENT OF PLACEMENT AGENTS' EXPENSES. If this Agreement is terminated by the Placement Agents pursuant to Section 6 or Section 7, or if the sale to the Investors of the Shares at the time of purchase is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall, in addition to paying the amounts described in Section 4(j) hereof, and subject to the limitations set forth in the Engagement Letter, reimburse the Placement Agents for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

         6. CONDITIONS OF PLACEMENT AGENTS' OBLIGATIONS. The obligations of each Placement Agent hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to each Placement Agent at the time of purchase an opinion of Allen Matkins Leck Gamble & Mallory LLP, counsel for the Company, addressed to the Placement Agents, and dated the time of purchase, in form and substance reasonably satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Placement Agents, stating that:

                           (i) the Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

                           (ii) the Company is duly qualified to do business as
a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or maintains an office, and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

                           (iii) this Agreement has been duly authorized,
executed and delivered by the Company;

                           (iv) the Shares have been duly authorized and upon
payment for and delivery of the Shares in accordance with this Agreement and the Prospectus and the countersigning of the certificate or certificates representing the Shares by a duly authorized officer of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable; the Shares are free of statutory preemptive rights and, to such counsel's knowledge, there are no contractual preemptive rights, resale rights, rights of first refusal or similar rights contained in any agreement filed as an exhibit or incorporated by reference in the Company's most recent report on Form 10-K..

                           (v) the authorized and outstanding capital stock of
the Company consists of: (i) 10,000,000 shares of Preferred Stock, par value $0.001 per share, none of which are issued or are outstanding, (ii) 50,000,000 shares of a class of Common Stock, par value $0.001 per share, designated as Acacia Research-CombiMatrix Common Stock, of which _______ shares are issued and outstanding, and (iii) 50,000,000 shares of a class of Common Stock, par value $0.001 per share, designated as Acacia Research-Acacia Technologies Common Stock, of which ____________ shares are issued and outstanding; the outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable;

                           (vi) the Shares conform in all material respects to
the descriptions thereof contained in the Registration Statement and the Prospectus;

                           (vii) the Registration Statement and the Prospectus
(except as to the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), on the date it was filed, appeared on its face to comply in all material respects with the requirements of the Act; and the documents incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), at the time they became effective or were filed with the Commission, appeared on their face to comply in all material respects with the requirements of the Exchange Act.

                           (viii) the Registration Statement has become
effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or, to such counsel's knowledge, threatened and, to such counsel's knowledge, no proceedings for that purpose have been instituted by the Commission;

                           (ix) no order, consent, permit or approval of any
California or federal governmental authority is required on the part of the Company for the execution and delivery of this Agreement or for the sale and delivery of the Shares, other than such as have been obtained under the Act, and such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered;

                           (x) the execution and delivery of, and performance of
its obligations under, this Agreement do not (i) violate the Company's charter documents or bylaws, (ii) violate, breach or result in a default under, any existing obligation of the Company under any agreement filed as an exhibit or incorporated by reference in the Company's most recent reports on Form 10-K and Form 10-Q, or in the Prospectus, or (iii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company, except, with respect to (ii) and (iii) above, for breaches, violations, defaults, liens, charges, claims or encumbrances that would not reasonably be expected to have a Material Adverse Effect;

                           (xi) such counsel does not know of any contract or
other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which is not filed or described as required;

                           (xii) to such counsel's knowledge, there are no
registration or other similar rights in favor of third persons contained in any agreement filed as an exhibit or incorporated by reference in the Company's most recent report on Form 10-K to have any of the Company's equity securities, including securities which are convertible into or exchangeable for the Company's equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;

                           (xiii) the Company is not, nor, after giving effect
to the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will it be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

                           (xiv) the discussions under the captions "Risk
Factors"-"Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover of Acacia Research Corporation that might otherwise result in our stockholders receiving a premium over the market price of their shares"; "The holders of AR-COMBIMATRIX stock and the holders of AR-ACACIA TECHNOLOGIES stock have only limited separate stockholder rights"; "Holders of either class of common stock may be adversely affected by a redemption of their common stock"; and "There are certain provisions in our two-class capital structure that could have antitakeover effects" in the Prospectus, to the extent they constitute descriptions of legal matters or legal conclusions, in light of the circumstances under which they were made, are accurate in all material respects.


         In addition, such counsel shall state that in connection with such counsel's participation in the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to materiality to a large extent upon opinions of officers and other representatives of the Company, such counsel does not believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus on the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, such counsel need express no opinion as to the financial statements and other financial or statistical information contained or incorporated by reference in the Registration Statement, the Prospectus or any document incorporated by reference therein.

                  (b) The Placement Agents shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agents in the forms heretofore approved by the Placement Agents.

                  (c) The Placement Agents shall have received at the time of purchase the favorable opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Placement Agents, dated the time of purchase, in the form heretofore approved by the Placement Agent.

                  (d) The Placement Agents shall have received at the time of purchase the favorable opinion of Bozicevic, Field & Francis LLP, special intellectual property counsel to the Placement Agents, dated the time of purchase, in the form heretofore approved by the Placement Agents.

                  (e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

                  (f) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act before 5:30 P.M. New York City time on the second full business day after the date of this Agreement.

                  (g) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (h) Between the time of execution of this Agreement and the time of purchase, no material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

                  (i) The Company will, at the time of purchase, deliver to the Placement Agents a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

                  (j) The Company shall have furnished to the Placement Agents such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase, as the Placement Agents may reasonably request.

                  (k) The Shares shall have been qualified for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the time of purchase.

                  (l) All requests for additional information on the part of the Commission shall have been complied with; and the NASD shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

         7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

         The obligations of the Company hereunder shall be subject to termination in the absolute discretion of the Company for any reason upon delivery of written notice to each Placement Agent, and the obligations of each Placement Agent hereunder shall be subject to termination in the absolute discretion of each Placement Agent upon written notice to the Company if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in any Placement Agent's judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in any Placement Agent's judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

         Any termination made in accordance with this Section 7 shall be without liability of any party to any other party, except that the provisions of Sections 4(j), 5, 8, 10 and 11 shall remain in full force and effect notwithstanding such termination. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 6 or 7, or all of the Shares shall have been sold pursuant to this Agreement, at which time this Agreement shall terminate, or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 4(j), 5, 8, 10 and 11 shall remain in full force and effect.

         If the sale of the Shares, as contemplated by this Agreement, is not carried out by the Placement Agents for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 8 hereof), and the Placement Agents shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof). Under such circumstances, the Engagement Letter shall remain in full force and effect in accordance with its terms.

         8. INDEMNITY AND CONTRIBUTION.

                  (a) The Company agrees to indemnify, defend and hold harmless each Placement Agent, its partners, directors and officers, and any person who controls such Placement Agent within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Placement Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospects or necessary to make such information not misleading, or (ii) in whole or in part upon the inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, or (iv) any act or failure to act or alleged act or failure to act by such Placement Agent in reliance upon (i), (ii) or (iii), and in connection with, or relating in any manner to the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) (ii) or (iii) above; provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly and solely from any such acts or failures to act undertaken or omitted to be taken by such Placement Agent through its bad faith or willful misconduct; provided further, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Placement Agents expressly for use in the Registration Statement or in a Prospectus; and provided further, however, that the indemnity agreement contained in this subsection (a) with respect to the Prospectus shall not inure to the benefit of a Placement Agent (or to the benefit of any person controlling such Placement Agent) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of either of the Placement Agents and furnished to the Placement Agents corrected any such alleged untrue statement or omission and if such Placement Agent failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person. The indemnity in this Section 8(a) shall be in addition to any liability that the Company may otherwise have.

         If any action, suit or proceeding (each, a "Proceeding") is brought against any Placement Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Placement Agent or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to such Placement Agent or any such person or otherwise, except to the extent that its ability to defend is actually impaired or otherwise prejudiced by such failure or delay and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such Placement Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Placement Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless such Placement Agent and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) Each Placement Agent agrees, severally, and not jointly, to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Placement Agent furnished in writing by or on behalf of such Placement Agent to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

         If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against a Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Placement Agent in writing of the institution of such Proceeding and such Placement Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Placement Agent shall not relieve such Placement Agent from any liability which such Placement Agent may have to the Company or any such person or otherwise, except to the extent that its ability to defend is actually impaired or otherwise prejudiced by such failure or delay and after notice from such Placement Agent to such indemnified party of its election so to assume the defense thereof, such Placement Agent will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Placement Agent in connection with the defense of such Proceeding or such Placement Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Placement Agent (in which case such Placement Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Placement Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Placement Agent), in any of which events such fees and expenses shall be borne by such Placement Agent and paid as incurred (it being understood, however, that such Placement Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). A Placement Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of such Placement Agent but if settled with the written consent of such Placement Agent, such Placement Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a) of this Section 8 or insufficient to hold harmless any such indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims as set forth in the indemnification provisions of this Section 8. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (b) of this Section 8 or insufficient to hold harmless any such indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the Placement Agents shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of placement fees but before deducting expenses) received by the Company and the total placement fees received by the Placement Agents, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Placement Agents on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (d) The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, a Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares placed by such Placement Agent were offered exceeds the amount of any damage which such Placement Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Placement Agent, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Placement Agents agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

         9. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Placement Agents, shall be sufficient in all respects if delivered or sent to Thomas Weisel Partners, Attention: Steve Tuch and to Brean Murray & Co., Inc., Attention: William J. McCluskey, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660, Attention: Chief Financial Officer, with a copy to Allen Matkins Leck Gamble & Mallory LLP, 1901 Avenue of the Stars, Suite 1800, Los Angeles, California 90067, Attention: Mark J. Kelson.

         10. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         11. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the City and County of San Francisco or in the United States District Court for the Northern District of California, which courts shall have jurisdiction over the adjudication of such matters, and the Company and Placement Agents consent to the jurisdiction of such courts and personal service with respect thereto. Notwithstanding the foregoing, nothing contained herein shall limit the parties' indemnification obligations with respect to third party claims provided under Section 8 hereof. Each of the Placement Agents and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         12. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agents and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agents) shall acquire or have any right under or by virtue of this Agreement.

         13. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Placement Agents and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and the Placement Agents' respective businesses and/or assets.

         15. ENTIRE AGREEMENT; ENGAGEMENT LETTER. This Agreement, and the documents referred to herein, including the Engagement Letter, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled. Except to the extent specifically stated herein, the Engagement Letter shall remain in full force and effect in accordance with its terms.









                       [Signatures continued on next page]

         If the foregoing correctly sets forth the understanding between the Company and the Placement Agents, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Placement Agents.

                                             Very truly yours,

                                             ACACIA RESEARCH CORPORATION

                                             By:
                                                 ------------------------------
                                                   Name:   Paul R. Ryan
                                                   Title:  Chairman and CEO



Accepted and agreed to as of the
date first above written

THOMAS WEISEL PARTNERS LLC


By:
    ---------------------------------
      Blake Jorgensen
      Partner, Co-Director of Investment Banking

BREAN MURRAY & CO., INC.

By:
    ---------------------------------
        William J. McCluskey
        President, Head of Investment Banking


                                   SCHEDULE A
                                   ----------

                                  Subsidiaries
                                  ------------



          Name                                  Percent Owned        Jurisdiction of Incorporation
          ----                                   -------------        -----------------------------

CombiMatrix Corporation                               100%                       Delaware

Soundview Technologies Incorporated                   100%                       Delaware

Acacia Media Technologies Corporation                 100%                       Delaware

Advanced Material Sciences, Inc.                      99%                        Delaware

CombiMatrix K.K.                                  100% held by                   Japanese
                                            CombiMatrix Corporation



                                    EXHIBIT A
                                    ---------

                           FORM OF PURCHASE AGREEMENT



Acacia Research Corporation
500 Newport Center Drive
7th Floor
Newport Beach, California 92660

Ladies and Gentlemen:

         The undersigned, ______________ (the "Investor"), hereby confirms its agreement with you as follows and in the Rider to Purchase Agreement attached hereto:

         1. This Purchase Agreement (the "Agreement") is made as of ________, 2004 between Acacia Research Corporation, a Delaware corporation (the "Company"), and the Investor.

         2. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor ______ shares of Common Stock, $0.001 par value per share, designated as Acacia Research-CombiMatrix Common Stock (the "Shares") of the Company, for a purchase price of $5.00 per share, or an aggregate purchase price of $_____________. The Investor acknowledges that the offering of the Shares is not a firm commitment underwriting.

         3. The completion of the purchase and sale of the Shares (the "Closing") shall occur on ____________, 2004 (the "time of purchase"). At the Closing, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Shares as set forth above in Section 2, and the Investor shall deliver, or cause to be delivered, to the Company Federal Funds wire transfer in the full amount of the purchase price for the Shares being purchased.

         4. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

         5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.


                                   Exhibit A-1

         Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                                     Name of Investor: _________________________

                                     By:________________________________________

                                     Print Name: _______________________________

                                     Title: ____________________________________

                                     Address: __________________________________





                                     Tax ID No.:________________________________

                                     Contact Name: _____________________________

                                     Telephone:_________________________________

                                     Name in which book-entry should be made (if
                                     different):
                                     -------------------------------------------


AGREED AND ACCEPTED:

Acacia Research Corporation,
a Delaware corporation

By:_____________________________
      Name: ____________________
      Title: ___________________

--------------------------------------------------------------------------------

                           RIDER TO PURCHASE AGREEMENT

         The Company represents and warrants to Investor that, at the date of this Agreement and at the time of purchase on which Investor purchases Shares:

         1. The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.

         2. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged and to own the properties it owns, and the Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be qualified or licensed would not have a Material Adverse Effect.

                                   Exhibit A-2

         3. The Company's Registration Statement on Form S-3 (No.333-112885) was declared effective by the Commission on March 15, 2004. The Registration Statement is effective on the date hereof and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends, to the Company's knowledge, or has threatened in writing to do so. The Registration Statement (including the information or documents incorporated by reference therein), as of the time it was declared effective, and any amendments or supplements thereto, each as of the time of filing, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The issuance of the Shares to the Investor is registered by the Registration Statement. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

         4. Each part of the Registration Statement, and the Prospectus, conforms in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations thereunder; each part of the Registration Statement, does or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission does or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company by the Placement Agent specifically stating that it is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

         5. The Shares are currently listed on the Nasdaq National Market under the symbol "CBMX" and no notice has been given by Nasdaq that the Company is in non-compliance with any provision of the rules and regulations of the Nasdaq National Market.

         6. The Company is not in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any agreement filed as an exhibit or incorporated by reference in the Company's most recent report on Form 10-K, which would have a material adverse effect.

                                   Exhibit A-3

         7. The Company has not taken any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares in any manner in contravention of applicable securities laws.

         8. The Company shall issue a press release and file a Current Report on Form 8-K with the SEC regarding the closing of the Offering before 9:00 a.m., Pacific Daylight Time, on the first business day after execution of the Agreement.

Capitalized terms not defined hereunder or in the Agreement shall have the meanings ascribed to such terms in that certain Placement Agency Agreement between the Company, Thomas Weisel Partners LLC and Brean Murray & Co. Inc., dated April 13, 2004.

                                   Exhibit A-4

                                    EXHIBIT B
                                    ---------

                              Officers' Certificate
                              ---------------------

         1. I have reviewed the Registration Statement and the Prospectus.

         2. The representations and warranties of the Company as set forth in the Placement Agency Agreement are true and correct as of the time of purchase.

         3. The Company has performed all of its obligations under the Placement Agency Agreement as are to be performed at or before the time of purchase.

         4. The conditions set forth in paragraphs (g) and (h) of Section 6 of the Placement Agency Agreement have been met.